Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of DWS Investment Trust on Form N-1A (“Registration Statement”) of our report dated November 22, 2013 relating to the financial statements and financial highlights which appears in the September 30, 2013 Annual Report to Shareholders of the Deutsche Core Equity Fund (formerly DWS Core Equity Fund), which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
August 18, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of DWS Investment Trust on Form N-1A ("Registration Statement") of our report dated November 22, 2013, relating to the financial statements and financial highlights which appears in the September 30, 2013 Annual Report to Shareholders of Deutsche Small Cap Growth Fund (formerly DWS Small Cap Growth Fund), which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
August 18, 2014